UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K
_______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 22, 2005

The Interpublic Group of Companies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6686	13-1024020

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1114 Avenue of the Americas, New York, New York		10036

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-704-1200

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

On June 22, 2005, The Interpublic Group of Companies (“we” or the “Company”) entered into a waiver and an amendment to the $450 million 3-Year Credit Agreement, dated as of May 10, 2004, as amended as of September 29, 2004 and March 31, 2005 (the “Three-Year Credit Agreement”) and a waiver and an amendment to the $250 million 364-Day Credit Agreement, dated as of May 10, 2004, as amended as of September 29, 2004 and March 31, 2005 (the “364-Day Credit Agreement” and, together with the Three-Year Credit Agreement, the “Credit Agreements”) (respectively, the “Waivers” and the “Amendments”), each as attached hereto and incorporated by reference herein as Exhibits 10.1 through 10.4.

The Waivers and Amendments primarily extend the relief and related conditions included in the waivers and amendments entered into by the Company on March 31, 2005. The Waivers to the Credit Agreements waive any breach or condition to borrowing related to (i) the Company’s inability to provide audited 2004 financial statements and to file with the Securities and Exchange Commission (the “SEC”) its annual report on Form 10-K for the fiscal year ending December 31, 2004 until September 30, 2005, and (ii) the Company’s inability to provide unaudited financial statements for the first and second quarters of 2005 and to file its quarterly reports on Form 10-Q for the periods ending March 31, 2005 and June 30, 2005 until September 30, 2005. The Amendments to the Credit Agreements, among other things, (i) require the Company to maintain a daily ending balance of $225,000,000 of cash and securities in domestic accounts with its lenders as a condition to using the facilities, (ii) restrict the Company’s ability to make cash acquisitions in excess of $7,500,000 in the aggregate until September 30, 2005, (iii) restrict the Company’s ability to make certain restricted payments such as dividends until September 30, 2005 except that the Company may pay dividends on its preferred stock and repurchase capital stock in connection with employees’ exercise of options, (iv) restrict the Company’s use of borrowings under the Credit Agreements to funding known cash requirements of the Company in the ordinary course of business (excluding any payments of principal on public debt) within fifteen days of such requirements becoming due, and (v) amend financial covenants with respect to the Company’s interest coverage ratio, debt to EBITDA ratio and minimum EBITDA. The Amendment to the 364-Day Credit Agreement also extends the termination date under that agreement from July 11, 2005 to September 30, 2005.

Item 1.02 Termination of a Material Definitive Agreement

The Employment Agreement dated October 1, 2003 (filed on March 15, 2004 as Exhibit 10(vii)(a) to the Company’s annual report on Form 10-K as amended by a Supplemental Agreement, dated June 30, 2004, filed on August 9, 2004 as Exhibit 10(III)(A)(14) to the Company’s quarterly report on Form 10-Q), between the Company and Robert Thompson, has been terminated pursuant to Mr. Thompson’s resignation on June 22, 2005. The termination will take effect 90 days from the date of his resignation. See Item 5.02 of this report which is incorporated by reference herein.

Item 2.02 Results of Operations and Financial Condition

Update on Interim Results

We are not yet able to provide preliminary financial information for interim periods in 2005, or any information for the full year 2004 beyond what we provided in our report on Form 8-K dated March 31, 2005 and filed on April 5, 2005 (the “April 5, 2005 Form 8-K”). We continue to gather information from our operating entities and to review it using the intensive manual processes referred to in our previous filings and described under Item 8.01 below. The consolidated financial statements for 2004 and the first and second quarters of 2005 will be prepared after that review is complete.

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We are also reviewing a number of items that may require restatement of financial statements for prior periods, as described in the April 5, 2005 Form 8-K and under Item 8.01 below. A particular element of uncertainty relates to the timing of revenue recognition under our customer contracts, which could significantly affect results in a given quarter, and thus affect year-on-year comparisons. We believe that the impact of the timing of revenue recognition on comparisons of full years will likely be less significant.

For all these reasons, we are not able to report results for the first quarter of 2005 with reasonable assurance. It is particularly difficult to analyze how the first quarter of 2005 compared with the first quarter of 2004, since we are still reviewing whether we must restate our previously reported figures for the first quarter of 2004 as well as completing our work on the first quarter of 2005.

Based on preliminary information, however, we currently believe that in the first quarter of 2005 revenue declined moderately compared to the first quarter of 2004, but at this point in our analysis we cannot rule out that this revenue change will increase or decrease. We also believe that our operating margin in the first quarter was adversely affected by higher operating expenses compared to the first quarter of 2004. The increase in operating expenses can be attributed in part to continued increases in professional fees primarily relating to the ongoing work on our financial reporting process, an increase in salary costs and higher incentive costs due to a change in the quarterly attribution of incentive expense accruals, reflecting a revised compensation plan introduced in mid-2004. While this preliminary information will change as we complete our analysis, we currently expect that the apparent decrease in organic revenue and operating margin in the first quarter should be confirmed when we complete our review process.

Update on Liquidity

At March 31, 2005, we estimate that our cash and cash equivalents was $1,553.0 million and debt was $2,256.1 million. The following table sets forth our estimated short-term and long-term debt as of March 31, 2005.

March 31, 2005 (unaudited, in $millions)
Short-term debt:
Loans payable	82.6
7.875% Senior Unsecured Notes due 2005	253.6
Long-term debt:
Payable to financial institutions	34.8
5.40% Senior Unsecured Notes due 2009	249.7
7.25% Senior Unsecured Notes due 2011	496.0
6.25% Senior Unsecured Notes due 2014	339.4
4.50% Convertible Senior Notes due 2023	800.0
Total debt	2,256.1

We have $250,000,000 of our 7 7/8% Senior Unsecured Notes (the “Notes”) maturing on October 15, 2005. We could repay these Notes at maturity from cash on hand, but we are considering refinancing them by engaging in one or more financings and redeeming, or otherwise retiring, the Notes. After these Notes mature, the next scheduled maturity of our long-term debt is in 2009.

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Our ability to draw under the 364-Day Credit Agreement and the Three-Year Credit Agreement at any time is subject to compliance with all our applicable covenants and obligations under the Credit Agreements, including financial covenants with respect to our interest coverage ratio, debt to EBITDA ratio and minimum EBITDA. We have amended the financial covenants as they apply to year-end 2004 and the first and second quarters of 2005. We will evaluate compliance with the financial covenants for those periods once we publish annual financial statements for 2004 and quarterly financial statements for the first and second quarters of 2005. Beginning with the third quarter of 2005, the financial covenants revert to the levels previously agreed, and there can be no assurance that we will be in compliance with these covenants. We plan to negotiate with lenders so as to be able, by September 30, 2005, to replace the 364-Day Credit Agreement (which will expire on September 30, 2005) with one or more new syndicated credit agreements and to amend or replace the Three-Year Credit Agreement.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 22, 2005, Robert Thompson, our Chief Financial Officer, resigned. Mr. Thompson has agreed to continue acting as Chief Financial Officer until a successor takes office, for up to 90 days. A copy of the June 28, 2005 press release announcing Mr. Thompson’s resignation is attached to this report as Exhibit 99.1.

Item 8.01 Other Events

Financial Reporting Update

We have previously disclosed delays in (i) completing our financial statements for 2004, and filing our annual report on Form 10-K for 2004 with the SEC, (ii) distributing to shareholders our 2004 annual report and our 2005 proxy statement, and (iii) completing our financial statements, and filing our quarterly report on Form 10-Q, for the first quarter of 2005. We now expect that we will also be unable to complete our financial statements, and file our quarterly report on Form 10-Q, for the second quarter of 2005 by the time the quarterly report is due on August 9, 2005. We have previously described these matters in (i) our current report on Form 8-K dated March 17, 2005 (Item 8.01 of which is incorporated by reference herein) and (ii) our April 5, 2005 Form 8-K, Items 1.01 and 8.01 of which are incorporated by reference herein. The April 5, 2005 Form 8-K also describes certain consequences and risks that we face as a result of our difficulties in financial reporting.

We are now planning to be current in our SEC filings and other financial reporting obligations by September 30, 2005. By that date, we plan to file our annual report on Form 10-K for 2004 and our quarterly reports on Form 10-Q for the first and second quarters of 2005 and to provide the corresponding financial statements to the lenders under our credit agreements and the trustees under the indentures governing our debt securities. Nevertheless, we cannot assure you that we will complete these filings in time to meet this target because extensive work remains to be done.

The delays in financial reporting are attributable to the additional work and analysis required due to material weaknesses in our internal control over financial reporting and the potential need to restate financial statements for prior periods:

•

Financial reports. Our procedures relating to the filing of our annual report on Form 10-K for 2004, and to the review and potential restatement of prior periods, are substantially manual and are broad in accounting and geographic scope. Our extensive analysis and review includes examining the accounting for more than 400 acquisitions, leases at approximately 370 entities, approximately 10,000 account reconciliations and analyses

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and over 300,000 intercompany transactions, as well as comprehensive review of our client contracts with respect to timing of revenue recognition. We are also conducting forensic investigations at certain international locations. One of our principal review mechanisms involves centrally creating and issuing accounting templates, which we use to gather information from our reporting entities for evaluation. We are conducting similar procedures to address our internal control weaknesses for our quarterly reports on Form 10-Q for the first and second quarters of 2005. To assist in completing this work and to strengthen our overall internal control environment, we are hiring or replacing hundreds of temporary and permanent accountants and internal control specialists. The successful implementation of these measures could also affect our ability to continue filing timely reports, particularly in view of the further acceleration of SEC filing deadlines in 2006.

•

Internal controls. We continue to develop and take remedial actions to address our internal control weaknesses, and we expect that they will extend into 2006. Our current plans include rolling out an SAP financial information technology platform, continuing development of our shared service centers for financial reporting, updating and enhancing accounting and finance-related policies and procedures, continuing to improve our analytical procedures and hiring and integrating new personnel. The magnitude and duration of our remediation work are attributable to the consolidation of more than 1,400 accounting entities, our significantly decentralized structure, the large number of disparate accounting systems and a lack of sufficient numbers of qualified personnel. Until our material control weaknesses are remedied, we will continue to rely heavily on manual procedures.

Because we will not file our annual report on Form 10-K for 2004 by June 30, 2005, we will be required to pay an additional consent fee to some record holders of our public debt. In March 2005, we obtained amendments to the indentures governing five public debt issues, under which there is no default resulting from our delay in reporting for 2004 and the first two quarters of 2005. This relief expires on September 30, 2005. We agreed to pay an additional consent fee of $1.25 per $1,000 aggregate principal amount of bonds outstanding to holders of record as of March 9, 2005 who consented to the amendments if we have not filed our annual report on Form 10-K by June 30, 2005.

As we have previously disclosed, there would be serious consequences if we are not current in our financial reporting by September 30, 2005. These include default under the indentures governing our debt securities, which could result in re-classifying our long-term debt as short-term, and potentially in exposure to acceleration and cross-acceleration following a notice of default and a 60-day cure period. These matters are described in more detail in our April 5, 2005 Form 8-K.

If we do not meet our financial reporting obligations by September 30, 2005, we would be unable to meet the conditions precedent to drawing under the Credit Agreements or to the issuance of additional letters of credit under the Three-Year Credit Agreement. The lenders under each Credit Agreement would also have the right to terminate that Credit Agreement and to accelerate any outstanding principal. The lenders under the Three-Year Credit Agreement would also have the right to require us to provide a cash deposit in an amount equal to the total amount of outstanding letters of credit. The same consequences could also result if a restatement of our financial statements for prior periods results from intentional misstatements that have a material negative impact on our financial condition. At present, we have no outstanding principal amounts under either Credit Agreement, and consistent with our recent practice we do not currently expect to draw under either Credit Agreement. A total of approximately $165 million in letters of credit is outstanding under the Three-Year Credit Agreement, no amount of which has been drawn upon by a beneficiary.

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Other possible consequences of failing to meet the September 30 filing date might include reduced availability of advances under uncommitted credit lines, which we use for working capital needs in some of our operations outside the United States. This would require us to provide funding directly to some overseas operations. Our credit ratings could also be downgraded. These developments, and the effect on our actual or perceived liquidity and credit standing, could have further adverse effects on our business or our liquidity that we cannot predict.

Internal Control Reporting Update

As we have previously disclosed, when we file our 2004 annual report on Form 10-K, it will include our report on internal control over financial reporting stating that at December 31, 2004, our internal control over financial reporting was not effective and disclosing the material weaknesses we have identified in our internal control over financial reporting. Management will, however, be unable to determine whether the elements of internal control over financial reporting related directly to preparing the annual financial statements for external purposes, as well as the processes related to income taxes, were operating effectively as of December 31, 2004, as a result of extensive modification of the system in place at year-end which can no longer be observed or assessed.

We continue to expect that our 2004 annual report on Form 10-K will also include a report of PricewaterhouseCoopers LLP, our independent registered public accounting firm, on our internal control over financial reporting that will include a disclaimer of opinion. The SEC staff may take the position that, as a result, our annual report does not comply with the requirements of the SEC’s rules under Section 404 of the Sarbanes-Oxley Act of 2002, and in that event, the consequences of late filing under the federal securities laws described in the April 5, 2005 Form 8-K may persist until we file an annual report or amended annual report containing an audit report on internal control over financial reporting that does not disclaim an opinion (and, with respect to eligibility to use “short-form” registration, for 12 months thereafter). Also in that event, the New York Stock Exchange (the “NYSE”) might take the position that we continue to be in violation of its rules requiring that we provide an annual report to the NYSE and to shareholders. Under the publicly announced policy of the NYSE, such a continuing failure would result in the commencement of delisting proceedings nine months after our 2004 Form 10-K was required to be filed, with an additional three-month trading period at the NYSE’s discretion.

Status of Potential Restatement Items

As discussed above, our work on the items we have identified that may require adjustments to prior period financial statements has not yet been completed. It is still possible that we will identify new matters that may require restatement, and we still expect new information to come to light. Accordingly, any matters that we identify at this stage, and any assessments of the nature, scope or amount of restatements, are necessarily preliminary and subject to change. We still expect to conclude that restatements of prior period financial statements are required, although we still have not yet concluded that the effects on those period are so material that our financial statements for those periods can no longer be relied upon.

As we have previously disclosed, we are the subject of an SEC enforcement investigation, which remains unresolved. The scope of the investigation, including subpoenas requesting documents, has expanded to cover the potential restatement items identified in the April 5, 2005 Form 8-K.

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Cautionary Statement

This current report on Form 8-K contains forward-looking statements. Our representatives may also make forward-looking statements orally from time to time. Statements in this current report on Form 8-K that are not historical facts, including statements about management’s beliefs and expectations, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined under the heading “Risk Factors” in our 2003 Form 10-K and other SEC filings. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

•	our ability to attract new clients and retain existing clients;

•	our ability to retain and attract key employees;

•	risks associated with the effects of global, national and regional economic and political conditions, including with respect to fluctuations in interest rates and currency exchange rates;

•	risks arising from material weaknesses in our internal control over financial reporting;

•	potential adverse effects to our financial condition, results of operations or prospects as a result of any required adjustments to prior period financial statements;

•	risks associated with our inability to satisfy certain financial covenants under our syndicated credit agreements;

•	our ability to satisfy certain reporting covenants under our indentures by September 30, 2005;

•	potential adverse effects if we are required to recognize additional impairment charges or other adverse accounting-related developments;

•	risks associated with our inability to achieve lower costs and expenses as a result of our restructuring programs;

•	potential adverse developments in connection with the ongoing SEC investigation;

•	potential downgrades in the credit ratings of our securities;

•	developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world; and

•	the successful completion and integration of acquisitions which complement and expand our business capabilities.

Investors should carefully consider these factors and the additional risk factors outlined in more detail under the heading “Risk Factors” in our 2003 Form 10-K and other SEC filings.

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Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit 10.1

Amendment No. 3, dated as of June 22, 2005, to the 364-Day Credit Agreement, dated as of May 10, 2004, among the Company, the Initial Lenders Named Therein, and Citibank, N.A., as Administrative Agent, as amended by Amendment No. 1, dated as of September 29, 2004 and Amendment No. 2, dated as of March 31, 2005 (filed pursuant to Item 1.01).

Exhibit 10.2

Amendment No. 3, dated as of June 22, 2005 to the Three-Year Agreement, dated as of May 10, 2004, among the Company, the Initial Lenders Named Therein, and Citibank, N.A., as amended by Amendment No. 1, dated as of September 29, 2004 and Amendment No. 2, dated as of March 31, 2005 (filed pursuant to Item 1.01).

Exhibit 10.3	Letter agreement, dated as of June 22, 2005, between the Company and the lenders party to the 364-Day Credit Agreement, waiving breaches of the 364-Day Credit Agreement (filed pursuant to Item 1.01).
Exhibit 10.4

Letter agreement, dated as of June 22, 2005, between the Company and the lenders party to the 3-Year Credit Agreement, waiving breaches of the Three-Year Credit Agreement (filed pursuant to Item 1.01).

Exhibit 99.1	Press release issued June 28, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

Date: June 28, 2005	By: /s/ Nicholas J. Camera

  Nicholas J. Camera

  Senior Vice President, General Counsel

  and Secretary